UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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WEST COAST CAR COMPANY
(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT
June 20, 2007
WEST COAST CAR COMPANY
GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share (“Common Stock”), of West Coast Car Company, a Delaware corporation (the “Company”), at the close of business on July 1, 2007 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement advises shareholders of actions taken and approved on June 15, 2007 by Messrs Qingtai Liu and Yongqiang Wang, sole members of the Board of Directors and actions taken and approved on June 20, 2007 by Mr Qingtai Liu and Pope Investments LLC, holders of a majority of the Company’s issued and outstanding shares of common stock (the “Majority Shareholders”), to change the name of the Company to “Shengtai Pharmaceutical, Inc” (the “Name Change”).

The Name Change will not become effective for at least twenty (20) days after the date of the mailing of this Information Statement to the Company’s shareholders. The Name Change will be effected by the filing with the Office of the Secretary of State of Delaware of an Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

The Share Exchange Agreement

On May 15, 2007, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with the shareholders of Shengtai Holding, Inc. (“SHI”), a New Jersey corporation. Pursuant to the Share Exchange Agreement, Messrs. Qingtai Liu and Chenghai Du, holders of all of the issued and outstanding shares of common stock of SHI, exchanged their shares of SHI for 8,212,500 and 912,500, respectively , (or an aggregate of 9,125,000) newly-issued shares of common stock of the Company. The share exchange transaction closed on May 15, 2007.

Weifang Shengtai Pharmaceutical Co., Ltd (“Weifang Shengtai”) is a wholly-owned subsidiary of SHI. As a result of the share exchange, Weifang Shengtai became an indirect wholly-owned subsidiary of the Company. Weifang Shengtai is in the business of manufacturing and supplying medical grade glucose products as well as other glucose and cornstarch products used for food, beverage and industrial production. As a result of the share exchange, the Company is now engaged in this business through its operating subsidiary Weifang Shengtai.

Change in Control

The Company had, prior to the closing of the Share Exchange Agreement, 1,000,000 shares of common stock issued and outstanding. The 9,125,000 newly-issued shares of common stock of the company received by Messrs Qingtai Liu and Chenghai Du in the share exchange represented approximately 91% of then outstanding shares of common stock of the Company. As a result of the share exchange, there has been a change in control in the Company.

In connection with the closing of the share exchange, the former directors of the Company, Mr. Daniel Drummond and Mr. Alex Ferries appointed Qingtai Liu as Chairman of the Board and Chief Executive Officer and as a director of the Company, and appointed Yongqiang Wang as director of the Company and submitted their resignation as directors and officers of the Company, subject to the filing and dissemination of Schedule 14f-1. On May 4, 2007, we filed an information statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and on May 4, 2007, we distributed that information statement to all holders of record of our common stock. As a result thereof, immediately after the closing of the share exchange, there occurred a change in control in the Board of Directors as Messrs. Qingtai Liu and Yongqiang Wang became the sole members of Board of Directors of the Company.

The Share Purchase Agreement

On May 15, 2007, the Company entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with nineteen accredited investors. Pursuant to the Share Purchase Agreement, the purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock and 4,375,000 attached warrants for $2.00 per share and for a total of $17,500,000. The exercise price of the warrants $2.60 is per share and the term of the warrants is five years.

As a result of the issuance of the 8,750,000 additional shares of common stock under the Share Purchase Agreement, the percentage ownership interest of Messrs Qingtai Liu and Chenghai Du in the shares of common stock of the Company decreased to less than 50% of the issued and outstanding shares of common stock. Messrs Qingtai Liu and Pope Investments LLC collectively hold 55.19% of our issued and outstanding shares which collectively constitute a majority.

Our Corporate Structure

As set forth in the following diagram, following the closing of the Share Exchange Agreement, SHI is now a wholly-owned subsidiary of the Company and Weifang Shengtai is, in turn, a subsidiary of SHI.

THE NAME CHANGE

On June 15, 2007, the Board of Directors adopted and on June 20, 2007, the majority shareholders approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to change its corporate name from West Coast Car Company to Shengtai Pharmaceutical, Inc. The new corporate name more closely identifies the Company with the operating business of Weifang Shengtai.

Authorization by the Directors and the Majority Shareholders

Under §141(f) of the Delaware General Corporation Law, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee.

Under Section §228(a) of the Delaware General Corporation Law and the Company’s Bye Laws, as amended, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing.

Under §242 of the Delaware General Corporation Law, the filing of the Amendment to effect the Name Change requires the affirmative vote or written consent of a majority of the issued and outstanding shares of common stock. Each share of common stock is entitled to one vote per share on any matter which may properly come before the shareholders.

On June 15, 2007, the Board of Directors unanimously adopted the Amendment authorizing the Name Change and the filing of the Amendment by Written Consent of the Board of Directors as set forth in Exhibit A to this Information Statement.

On June 20, 2007, holders of 10,416,325 issued and outstanding shares of the Company’s common stock (which constituted a majority of the issued and outstanding shares of common stock) ratified the Board of Directors’ Written Consent and authorized the Name Change and the filing of the Amendment by Written Consent of the Majority Shareholders as set forth in Exhibit B to this Information Statement. As of the close of business on June 20, 2007, the Company had outstanding 18,875,000 shares of Common Stock.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Name Change and is furnishing this Information Statement solely for the purpose of informing shareholders of the Name Change, in the manner required under the Exchange Act, before the Amendment effectuating the Name Change may be filed.

Effective Date

The Name Change will become effective at least twenty (20) days after the date of mailing of this Information Statement to the shareholders through the filing of an Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Office of the Secretary of State of Delaware.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Name Change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder’s shares under the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of June 20, 2007 by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and the Company’s top three most highly compensated officers and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Owner (1) (2)	Percent of Class
Qingtai Liu (3) Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	Common Stock	7,766,325	41.15%

Yongqiang Wang (3) Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	—	—	—

China Private Equity Partners Co., Limited 15 Church Street, Alpine, NJ 07620	Common Stock	1,025,000	5.43%

Pope Investments LLC 5150 Poplar Avenue, Suite 805, Memphis, TN 38137	Common Stock	2,650,000	14.04%

All executive officers and directors as a group	Common Stock	7,766,325	41.15%

(1)  On May 15, 2007, the Company entered into the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, Messrs. Qingtai Liu and Chenghai Du, holders of all the issued and outstanding shares of common stock of SHI, exchanged them for 9,125,000 newly-issued shares of the Company. The share exchange transaction closed on May 15, 2007. Messrs. Qingtai Liu and Chenghai Du became shareholders of 8,212,500 and 912,500 shares of common stock of the Company respectively. Mr. Qingtai Liu entered into an agreement dated May 8, 2006 with the foreign finders and Hickey Turner Capital, Inc. in which he had agreed to transfer for the benefit of the foreign finders and Hickey Turner Capital, Inc. and/or its designees 446,175 shares of common stock in the Company for consulting services.  In addition to transferring these shares on May 15, 2007, he also transferred an aggregate of 776,600 shares to his wife and minor child equally on the same date.

(2) On May 15, 2007, the Company entered into and consummated the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock and 4,375,000 attached warrants for $2.00 per share or a total of $17,500,000. The exercise price of the warrants is $2.60 per share and the term of the warrants is five years. The Share Purchase Agreement closed on May 15, 2007.

(3) Messrs. Qingtai Liu, Yongqiang Wang were appointed directors of the Company on May 15, 2007 pursuant to a resolution of shareholders of the majority outstanding and issued shares of common stock of the Company/ directors of the Company dated May 15, 2007.

In determining the percent of Common Stock owned by a person on June 20, 2007, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security and (b) the denominator is the sum of (i) the total shares of that class outstanding on June 20, 2007, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

Except as otherwise stated, the address of the directors and executive officers listed in the table is c/o the Company, Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Name Change to the Majority Shareholders.

By Order of the Board of Directors

June 20, 2007

/s/ Qingtai Liu
Qingtai Liu President and Chief Executive Officer/Director

Exhibit A

WRITTEN CONSENT OF THE DIRECTORS OF WEST COAST CAR COMPANY

THE UNDERSIGNED, being all the directors West Coast Car Company, a Delaware corporation (the “Corporation”), hereby adopts the following resolutions by written consent pursuant to § 141(f) of the Delaware General Corporation Law, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Article I of the Amended and Restated Certificate of Incorporation of the Company be amended to read as follows:

“I.	The name of this company is Shengtai Pharmaceutical, Inc. (the "Company" or the "Corporation").”

; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to Shengtai Pharmaceutical, Inc., such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on July 1, 2007; and be it further

RESOLVED, that the effective date of the Name Change shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby is, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

/s/ Qingtai Liu     June 15, 2007
Qingtai Liu

/s/ Yongqiang Wang    June 15, 2007
Yongqiang Wang

Exhibit B

WRITTEN CONSENT OF THE

MAJORITY SHAREHOLDERS OF

WEST COAST CAR COMPANY

THE UNDERSIGNED, being the holders of the majority of the outstanding shares of Common Stock of West Coast Car Company, a Delaware corporation (the “Corporation”), hereby adopts the following resolutions by written consent pursuant to § 228(a) of the Delaware General Corporation Law, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Article I of the Amended and Restated Certificate of Incorporation of the Company be amended to read as follows:

“I. The name of this company is Shengtai Pharmaceutical, Inc. (the "Company" or the "Corporation").”

; and be it further

RESOLVED that all actions of the Board of Directors in carrying out the Name Change, including the Written Consent of the Board of Directors, dated June 15, 2007, be and hereby are ratified and approved; and be it further

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

/s/ Qingtai Liu     June 15, 2007
Qingtai Liu

Pope Investments LLC

/s/ Casey McCandless    June 20, 2007
Name: Casey McCandless
Title: